SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 5, 2013

Integrated Electrical Services, Inc.
(Exact name of registrant as specified in Charter)

Delaware	001-13783	76-0542208
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5433 Westheimer Road, Suite 500
Houston, Texas  77056
(Address of Principal Executive Offices)

Registrant's telephone number, including area code:  (713) 860-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

[ ]	Pre-Commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Joe D. Koshkin

On February 5, 2013, following the 2013 Annual Meeting of Stockholder of Integrated Electrical Services, Inc. (the “Company”), the Board of Directors of the Company approved a temporary increase in the size of the Company’s Board of Directors from five to six members, to be reduced to five members effective upon Charles H. Beynon's departure from the Board, as described below, and the Nominating and Governance Committee recommended, and the Board of Directors approved, the appointment of Joe D. Koshkin to fill the newly-created Board seat.

Mr. Koshkin has been appointed as Chairman of the Board’s Audit Committee and as a member of the Nominating/Governance Committee.

There is no arrangement or understanding between Mr. Koshkin and any other persons pursuant to which Mr. Koshkin was appointed to the Company’s Board of Directors.  There are no transactions involving Mr. Koshkin that require disclosure under Item 404(a) of Regulation S-K. Mr. Koshkin is not a party to any plan, contract or arrangement with the Company and will receive the standard compensation received by the Company’s current non-employee directors, as described in the Company’s Proxy Statement dated December 28, 2012.

Resignation of Charles H. Beynon

On February 5, 2013, Charles H. Beynon notified the Board of Directors of the Company of his intention to resign from the Board of Directors, effective as of March 7, 2013.

A copy of the press release announcing Mr. Koshkin’s appointment to the Company’s Board of Directors and Mr. Beynon’s resignation is attached hereto as Exhibit 99.1.

Item 5.07.	Results of Operations and Financial Condition.

On February 5, 2013, the Company held its 2013 Annual Stockholders Meeting.  At the Annual Meeting, the stockholders elected all of the Company’s nominees for director and ratified the appointment of Ernst & Young LLP as the Company’s certified public accountants for the fiscal year ending September 30, 2013.

(1)	Proposal One: Election of Directors to serve until the 2014 Annual Meeting of Stockholders and until their successors are duly elected and qualified (or until their earlier death, resignation or removal). Each director was elected as follows:

	NAME	FOR	WITHHELD

01 -	Charles H. Beynon	11,539,448	1,184,467

02 -	Joseph L. Dowling III	11,538,414	1,185,501

03 -	David B. Gendell	11,530,034	1,193,881

04 -	James M. Lindstrom	11,571,514	1,152,401

05 -	Donald L. Luke	11,571,514	1,152,401

(2)	Proposal Two: Ratification of the appointment of Ernst & Young LLP as the Company's certified public accountants was approved as follows:
.

14,386,290	14,635	221	– 0 –
FOR	AGAINST	ABSTAIN	NON VOTE

Item 7.01.	Regulation FD Disclosure.

On February 5, 2013, at the Company’s 2013 Annual Meeting of Stockholders, James M. Lindstrom, Chairman and Chief Executive Officer, made certain remarks, a copy of which is being furnished herewith to provide broad disclosure.

Item 9.01.	Financial Statements and Exhibits.

	(d)	Exhibits.

Exhibit No.		Description

99.1		Press Release dated February 6, 2013.

99.2		Remarks of James M. Lindstrom, Chairman and Chief Executive Officer, made at the Annual Meeting of Stockholders on February 5, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INTEGRATED ELECTRICAL SERVICES, INC.

Date: February 6, 2013	/s/ Gail M. Makode
Gail M. Makode
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated February 6, 2013.

99.2	Remarks of James M. Lindstrom, Chairman and Chief Executive Officer, made at the Annual Meeting of Stockholders on February 5, 2013.